Because the electronic format of filing
Form N-SAR does not provide
adequate space for responding to
Items 72DD, 73A, 74U and 74V correctly,
the correct answers are as follows

Mid Cap Growth Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A		6,490,876     0.09	 75,023,612      5.73
Class B	     	88,869	      0.03	 2,838,069	 5.28
Class C	     	49,653	      0.04	 1,133,888	 5.28
Class I	 	2,470,873     0.11       16,017,492      5.91

Enhanced S&P 500 Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A		3,348,628	0.09		26,183,807	14.77
Class B		59,143		0.03		1,041,014	14.04
Class C		25,804		0.03		738,340	14.31
Class I		20,692,940	0.11		74,367,397	14.85
Class IS	665,003		0.10		3,717,642	14.78




Omega Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A		0		0	18,144,511	27.30
Class B		0		0	4,766,590	23.75
Class C		0		0	1,853,731	23.81
Class I		0		0	487,891	28.11
Class R		0		0	2,108		27.07

Large Company Growth Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	196,570	0		40,750,889	7.33
Class B	0		0		1,872,319	6.74
Class C	0		0		1,455,635	6.74
Class I	37,174		0.03		1,182,523	7.34


Growth Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A		0		0	5,566,902	12.96
Class B		0		0	1,173,422	10.84
Class C		0		0	11,163,689	10.83
Class I  		0		0	35,220,780	13.53